Exhibit 99.1
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                                                              PR: DV PR Newswire
April 10, 2002 Wednesday
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               Factory Card & Party Outlet Emerges From Chapter 11

         PR News Wire via Dow Jones

         NAPERVILLE, Ill., April 10 /PRNewswire/ -- Factory Card & Party Outlet Corp., formerly known as Factory Card Outlet Corp., announced today that its amended plan of reorganization became effective and the Company has successfully emerged from Chapter 11. The announcement comes within weeks after the United States Bankruptcy Court for the District of Delaware had confirmed the Company's amended plan.

         "This is an exciting time for all of us," said Gary Rada, President & Chief Operating Officer of Factory Card & Party Outlet. "The dedicated effort of our management team and 3,000 company associates during the past three years was a key factor in achieving such an incredible turnaround." Mr. Rada also stated, "Our emergence allows us to focus our energies towards future growth while better serving our customers and increasing value for our shareholders." "The plan reflects the confidence the vendor community has in our dedicated associates, who have achieved a dramatic turnaround," said James Constantine, Executive Vice President and Chief Financial and Administrative Officer of Factory Card & Party Outlet.

         "We are extremely pleased that the Company achieved this milestone in its history," said Jim Harrison, President of Amscan, one of the company's largest party suppliers. "The commitment and dedication of this outstanding management team has enabled them to reach this point. We are excited about our continued partnership as the Company continues to grow and be one of the major players in our industry."

         Wells Fargo Retail Finance, the Company's existing lender is providing a $40 million credit facility to fund working capital needs for the reorganized Company. "We were pleased to provide the financing," said Kent Dahl, Wells Fargo Retail Finance President. "Factory Card & Party Outlet has worked hard, and we have remained extremely supportive of their efforts to turnaround the Company."

         Under the terms of the amended plan, within 60 days of the Company's emergence from Chapter 11, most of its general unsecured creditors will share receipt of at least 90 percent of the common stock of the reorganized Company and cash distributions of $1.0 million. In addition, creditors will receive $2.6 million, three years from emergence, subject to certain prepayment provisions. Pursuant to the amended plan the existing stock of Factory Card Outlet Corp. has been cancelled. Holders of the cancelled stock will receive 5 percent of the common stock of the reorganized Company and warrants to purchase an additional 10 percent of the common stock of the reorganized Company at various premiums to reorganization equity value.

         Factory Card & Party Outlet, based in Naperville, Illinois, operates 172 Company-owned retail stores, in 20 states, offering a vast assortment of party supplies, greeting cards, gift-wrap and other special occasion merchandise at everyday value prices.

         Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, year-end adjustments and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements express or implied by such forward-looking statements.

         In general, the results, performance or achievements of the Company and its stores and the value of the Company's common stock are dependent upon a number of factors including, without limitation, the dependence on key personnel; competition, ability to anticipate merchandise trends and consumer demand; ability to maintain relationships with suppliers; successful implementation of information systems; successful handling of merchandise logistics; inventory shrinkage; ability to meet future capital needs; governmental regulations; and other factors both referenced and not referenced in the Company's filings with the Securities and Exchange Commission.

                      MAKE YOUR OPINION COUNT - Click Here

         http://tbutton.prnewswire.com/prn/11690X01842354 /CONTACT: Sean
Wheatley of Factory Card & Party Outlet, +1-630-579-2164,
Swheatley@factorycard.com , or Cindy Pettersen of Schafer Condon Carter for Factory Card & Party Outlet, +1-312-755-5072, Cpettersen@sccadv.com / 10:01 EDT

1140 04/10/2002 10:01 EDT
DJPRviaNewsEdge

Copyright (c) 2002 PR Newswire
Received via NewsEDGE from NewsEdge Corporation: 04/10/02 10:07:58

Tickers: FCPYQ
Subjects:    RETO IL


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